EXHIBIT 4.1

                           SWISS NATURAL BRANDS, INC.
S
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

                                                            CUSIP 870885 10 0

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT




is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01
                                  PER SHARE OF


transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY                              [seal]                        PRESIDENT

BANK TO COME

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER, WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common             UNIF GIFT MIN ACT -______CUSTODIAN________
TEN ENT -  as tenants by the entireties                        (Cust)         (Minor)
JT TEN  -  as joint tenants with right                         under Uniform Gifts to Minors
           of survivorship and not as                          Act____________________
           tenants in common                                         (State)

     For value received,_______________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE
------------------------------------------

------------------------------------------


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:______________________________



________________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15

                                                                     EXHIBIT 4.2

No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

         This Warrant will be void after 5:00 p.m. New York time on , 2004 (i.e. five years from the effective date of the Registration Statement).


                            REPRESENTATIVE'S WARRANT
WARRANT NO. 1

                     To Subscribe for and Purchase Shares of

                           Swiss Natural Brands, Inc.

          (Transferability Restricted as Provided in Paragraph 8 Below)

                  THIS CERTIFIES THAT, for value received, or registered assigns, is entitled to subscribe for and purchase from SWISS NATURAL BRANDS, INC., incorporated under the laws of the State of Delaware (the "Company") up to fully paid and non-assessable shares of Common Stock (the "Shares") of the Company, as hereinafter defined, at the "Purchase Price" and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Common Stock Purchase Warrants (herein called the "Warrants"), identical in all respects except as to the names of the holders thereof and the number of Shares purchasable thereunder, representing on the original issue thereof rights to purchase up to 125,000 Shares.

         1.       As used herein:

                  (a) "Common Stock" or "Common Shares" shall initially refer to the Company's Common Stock, $.01 par value, per share as more fully set forth in
Section 5 hereof.

                  (b) "Purchase Price" shall be $8.66 per share (165% of the public offering price per share) which is subject to adjustment pursuant to
Section 4 hereof.

                  (c) "Underwriter" or "Representative" shall refer to Comprehensive Capital Corporation.

                  (d) "Underwriting Agreement" shall refer to the Underwriting Agreement dated as of , 1999 between the Company and the Underwriter.

                  (e) "Warrants" or "Representative's Warrants" shall refer to Warrants to purchase an aggregate of up to 125,000 Shares issued to the Underwriter or its designees by the Company pursuant to the Underwriting Agreement, as such may be adjusted from time to time pursuant to the terms of
Section 4 and including any Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with a lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Shares.

                  (f) "Underlying Securities" shall refer to and include the Common Shares issuable or issued upon exercise of the Representative's Warrants.

                  (g) "Holders" shall mean the registered holder of such Representative's Warrants or any issued Underlying Securities.

                  (h) "Effective Date" shall refer to the effective date of the Form SB-2 Registration Statement File No. 333-85683 with the Securities and Exchange Commission.

                  (i) "Transfer Agent shall mean Corporate Stock Transfer, Inc.

         2. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, during the period commencing on the Effective Date until , 2004 (the "Expiration Date"), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to
Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or bank draft of the Purchase Price for such Shares of Common Stock. The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Warrant together with payment of the exercise price shall have been presented to the Company. Certificates for the Underlying Securities so purchased shall be delivered to the Holder hereof by the Transfer Agent within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Representative's Warrant evidencing the rights of the Holder hereof to purchase the balance of the Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under Section 9 hereof.

         3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Representative's Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Shares of Common Stock as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Representative's Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Representative's

Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

         4. Subject and pursuant to the provisions of this Section 4, the Purchase Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (A) If the Company shall, at any time, subdivide its outstanding Common Shares by recapitalization, reclassification, split up thereof, or other such issuance without additional consideration, the appropriate Purchase Price immediately prior to such subdivision shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the Purchase Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Purchase Price or the corresponding adjustment to the Purchase Price shall become effective at the close of business on the record date for such subdivision or combination. No adjustment to the Purchase Price and the number of shares issuable upon exercise of this Warrant shall be required if such adjustment provides the holders of this Warrant with disproportionate rights, privileges and economic benefits which are not provided to the public shareholders.

                  (B) In the event that prior to the Representative's Warrant's expiration date the Company adopts a resolution to merge, consolidate, or sell percentages in all of its assets, each Warrant holder upon the exercise of his Representative's Warrant will be entitled to receive the same treatment as a holder of any other share of Common Stock. In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of such adoption of a resolution to the registered holders of the Representative's Warrants. Thereupon all liquidation and dissolution rights under this Warrant will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days.

                  (C) If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall be obligated to provide for and notify each registered holder of the Representative's Warrant that such holder shall have the right thereafter and until the expiration date to exercise such Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

                  (D) In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then such Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (E) Upon any adjustment of the appropriate respective Purchase Price as hereinabove provided, the number of Common Shares issuable upon exercise of each class of Warrant shall be changed to the number of shares determined by dividing (i) the aggregate Purchase Price payable for the purchase of all shares issuable upon exercise of that class of Warrant immediately prior to such adjustment by (ii) the appropriate Purchase Price per share in effect immediately after such adjustment.

                  (F) No adjustment in the Purchase Price shall be required under Section 4 hereof unless such adjustment would require an increase or decrease in such price of at least 1% provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment, and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares as a dividend, said amount of 1% per share shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

                  (G) On the effective date of any new Purchase Price the number of shares as to which this Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of this Warrant shall remain constant.

                  (H) The form of Representative's Warrant need not be changed because of any change pursuant to this Article, and Representative's Warrants issued after such change may state the Purchase Price and the same number of shares as is stated in the Representative's Warrants initially issued pursuant to this Warrant. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Representative's Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Representative's Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the Common Stock, $.01 par value, of the Company on the date set forth on the first page hereof or
(ii) any other class of stock resulting from successive changes or re-classifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Common Shares or securities of another corporation or other property, thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4 and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

         6. The Company covenants and agrees that:

                  (a) During the period within which the rights represented by the Representative's Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and at its expense will obtain the listing thereof on all national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

                  (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                  (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Representative's Warrants.

         7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant shall be deemed to be a shareholder of this Company for the purpose of bringing suit on the ground that the issuance of shares of stock of the Company is improper under the New York Corporation Law.

         8. This Warrant and the Underlying Securities shall not be sold, transferred, assigned or hypothecated for a period of twelve (12) months from the Effective Date, except to officers or partners of the Representative, and/or the other underwriters and/or selected dealers who participated in such offering, or the officers or partners of such underwriters and/or selected dealers. In no event shall this Warrant and the Underlying Securities be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the "Act"), or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

         9. The Holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any Underlying Securities theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar federal statute then in force, such Holder will give written notice to the Company expressing such Holder's intention of effecting such disposition, and describing briefly such Holder's intention as to the disposition to be made of this Warrant and/or the Underlying Securities theretofore issued upon exercise hereof. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and the provisions of the following subdivisions shall apply:

                  (a) If, in the opinion of such counsel, the proposed disposition does not require registration under the Act, or any similar federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the Holder hereof of such opinion, whereupon such holder shall be entitled to dispose of this Warrant and/or such Underlying Securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

                  (b) If, in the opinion of such counsel, such proposed disposition requires such registration under the Act, or similar federal statute then in effect, of this Warrant and/or the Underlying Securities issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice of such opinion to the Holder hereof and to the then holders of the securities theretofore issued upon the exercise of this Warrant at the respective addresses thereof shown on the books of the Company. The registration rights contained in Section 15 of the Underwriting Agreement are incorporated by reference as if set forth in their entirety herein.

         10. The Company agrees to indemnify and hold harmless the holder of this Warrant, or of securities issuable or issued upon the exercise hereof, from and against any claims and liabilities caused by any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement or prospectus except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify and hold harmless the Company.

         11. If this Warrant, or any of the securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar federal statute at the time in force), before such securities may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities and/or this Warrant to be duly registered or approved, as may be required.

         12. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new

Representative's Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of Common Shares that may be subscribed for and purchased hereunder, each of such new Representative's Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Representative's Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under Paragraph 8.

         13. Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at 1031 Route 9W, Grandview, New York 10960 or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, addressed to the holder at the address of the holder shown on the books of the Company. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of New York and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

         IN WITNESS WHEREOF, SWISS NATURAL BRANDS, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be
dated as of              , 1999.

                                                     Swiss Natural Brands, Inc.
(Corporate Seal)
                                                     By:
                                                       Herbert Paul, President
Attest:


Ralph M. Ferrante, Chief Executive Officer

                                  PURCHASE FORM
                                 To Be Executed
                            Upon Exercise of Warrant

The undersigned hereby exercises the right to purchase Common Shares evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares shall be issued in the name set forth below.

Dated:                 , 200

                                                         Signature


                                                   Print Name of Signatory


                                              Name to whom certificates are to
                                              be issued if different from above


                                              Address:

                                               Social Security No. or other
                                                    identifying number

         If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of :


                                                       (Please Print)

                                              Address:

                                               Social Security No. or other
                                               identifying number: ____________


                                                         Signature

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED                                   , hereby
sells assigns and transfers to                      , Soc. Sec. No.
[ ] the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.


                                                        Signature

Dated:                    , 2000

Signature Guaranteed:

                                                                     EXHIBIT 4.3

                  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY SECURITIES ISSUED IN EXCHANGE FOR THESE SECURITIES.



                    12% Convertible Subordinated Debenture of
                            SWISS NATURAL FOODS, INC.




Number                                                                 Dollars $



                  SWISS NATURAL FOODS, INC., a Delaware corporation (the "Company"), for value received, hereby issues this Debenture (the "Security") and promises to pay to or registered assigns, the "Payee" or "Holder") in accordance with the provisions herein at the offices of the Company, the principal sum of

                  Dollars on the last day of the 24th month following the issue date (the "Maturity") and to pay interest thereon as provided herein, until the principal hereof is paid or duly provided for.

                  1. Interest. The Company, promises to pay interest on the principal amount of this Security at the rate of 12% per annum, payable in arrears. The Company will pay interest annually on December 31 of each year commencing December 31, 1999. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Security set forth in this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Security (except defaulted interest) to the persons who are registered Holders of the Security at the close of business on the fifteenth day prior to the applicable interest payment date. Holders must surrender the Security to the Company to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may mail an interest check to a Holders's registered address.

                  3. Optional Redemption. The Security may be redeemed by the Company on at least 15 days' notice at the option of the Company, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the Security together with interest accrued thereon and unpaid from the later of (a) the date of issuance of the Security or (b) the last interest payment date to the redemption date.

                  4. Notice of Redemption. Notice of redemption will be mailed at least 15 days before the redemption date to each Holder of Security to be redeemed at his registered address. On and after the redemption date interest ceases to accrue on a Security or the portion of such Security called for redemption.

                  5. Prepayment. The Company may at any time and from time to time make optional prepayments of all or any portion of the then unpaid principal amount and accrued interest owed on a Security, without premium or penalty of any kind.

                  6. Conversion. A Holder of a Security may convert the principal amount of this Security into Common Stock of the Company at any time prior to the maturity of the Security, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the day which is five days before the date fixed for redemption. The conversion price is $1.50 per share. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by $1.50 and round the result to the nearest 1/100th share. The Company will deliver a check equal to the cash value of a fractional share in lieu of delivering any fractional shares. On conversion no payment or adjustment for interest accrued on the Security or dividends will be made. If any Security not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable to the registered Holder on such interest payment date on the principal amount so converted.

                  To convert a Security a Holder must (a) complete and sign the conversion notice at the end of the Security, (b) surrender the Security to the Company, (c) furnish appropriate endorsements and transfer documents if required by the Company and (d) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. In case of a partial conversion, the Company upon surrender hereof, will deliver to the Holder a new Security representing the principal face value which has not been converted.

                  The Holder of this Security shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any stock certificate representing a converted Security is issued to the Holder hereof upon conversion of this Security, such Holder, shall be deemed to have become, a holder of record of such shares on the date on which all of the provisions of the prior paragraph are met.

                  Each share of Common Stock into which this Security is converted shall have imprinted on it the following legend:

                  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS.



                  6. Denominations, Transfer, Exchange. The Securities are in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered with the Company and made provided that the Holder furnishes appropriate endorsement and transfer documents. The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer. The Company need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.

                  7. Persons Deemed Owners. The Holder of a Security registered in the books and records of the Company shall be treated as its owner for all purposes.

                  8. Defaults. If any of the following occurs, the entire unpaid principal amount and all accrued and unpaid interest thereon, shall be immediately due and payable, without presentment, demand, protest or notice:

                  (1) The Company defaults in the payment of interest on this Security when the same becomes due and payable and the default continues for a period of 30 days, or

                  (2) the Company defaults in the payment of the principal of this Security when the same becomes due and payable at maturity, or

                  (3) the Company pursuant to or within the meaning of Title II, U.S. Code or any similar federal or state law for the relief of debtors (the "Bankruptcy Law"):

                    (a)  commences a voluntary case, or

                    (b) consents to the entry of an order for relief against it in an involuntary case, or

                    (c) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a "Custodian") of it or for all or substantially all of its property, or

                    (d) makes a general assignment for the benefit of its creditors; or

                  (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (a) is for relief against the Company in an involuntary case

                    (b) appoints a Custodian of the Company for all or substantially all of its property, or

                    (c) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

                  9. No Recourse Against Others. No director, officer, employee or stockholder, as such, past, present or future, of the Company or any successor corporation, shall have any liability for any obligations of the Company under this Security or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

                  10.      Subordination of Other Indebtedness.

                  (1) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of this Debenture, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on, each and all of the Debentures is hereby expressly subordinated in right of payment, to the prior payment in full of any indebtedness now outstanding or hereinafter incurred, to a bank, financial institution engaged in lending money, insurance company or other similar institutional lender ("Senior Indebtedness"). Each Holder of this Debenture shall, upon the Maker's reasonable request, execute and deliver to the Maker such documents as may be necessary or appropriate to evidence or confirm the foregoing subordination.

                  (2) Notwithstanding the subordination described in Section 10(1) above, until: (i) the occurrence of an event of default by the Company under any document evidencing Senior Indebtedness; or (ii) the Company makes any assignment for the benefit of creditors; or (iii) any bankruptcy proceedings are instituted by or against the Company; or (iv) any receiver for the Company's business or assets is appointed; or (v) there is any dissolution or winding up of the affairs of the Company, whichever of the foregoing occurs earliest, the Company may make and the Holders of this Debenture may receive any and all payments due under this Debenture.

                  (3) In the event of any default in payment of any principal of or any interest on any Senior Indebtedness and during the continuance of any such default, the Holder of this Debenture shall not be entitled to receive any amount, in respect of the principal of or interest on the Debenture.

                  11.      Additional Provisions.

                  (1) Neither this Debenture nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or terminations sought.

                  (2) All notices, requests, demands and other communications to the Company hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested or via facsimile, addressed to Swiss Natural Foods, Inc., 1031 Route 9W, Upper Grandview, NY 10960, Attention: Dr. Ralph Ferrante or to such other addresses as the Company may designate in writing to the holder hereof:

                  (3) This Debenture shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to such State's principles respecting the conflicts of law.


                  (4) This Security has been issued subject to investment representations of the original purchaser hereof and may be transferred, assigned or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), any applicable state Securities laws and any applicable securities laws of any other jurisdiction. The Holder of this Security, by acceptance hereof, agrees that this Security is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Security or any shares of Common Stock into which this Security is converted until (i) a registration statement under the Act shall have become effective with respect thereto; or (ii) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Act is not required in connection with such proposed transfer and that such transfer is not in violation of any applicable state or foreign securities laws. Each certificate evidencing conversion shares shall be imprinted with the following legend:

                  THESE SECURITIES MAY NOT BE TRANSFERRED UNTIL:
                  (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO; OR (II) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE, FEDERAL OR FOREIGN SECURITIES LAWS.

                  IN WITNESS WHEREOF, SWISS NATURAL FOODS, INC. has caused this instrument to be duly signed in its name by the undersigned.


Dated:  January 29, 1999                    SWISS NATURAL FOODS



                                            By:



                                                   President
                                                     (Title)

ASSIGNMENT FORM                             CONVERSION NOTICE


To assign this Security,                   To convert this Security
fill in the form below:                    into Common Stock of the Company,
                                           check the box

I or we assign and transfer this
Security to:


________________________________            To convert only part of this
(Insert assignee's Social                   Security, state the amount
Security or Tax ID No.)                     (must be in multiples of $1,000):

________________________________            $________________________________


________________________________            If you want the stock
                                            certificate made out in
                                            another person's
                                            name, fill in ________________
                                            the form below:
________________________________
(Print or type assignee's
name, address and zip code)

                                            ________________________________
                                            (Insert other person's Social
and irrevocably appoint                     Security or Tax ID No.)
_________________ agent to
transfer this Security on
the books of the Company.
The agent may substitute
another to act for him.
                                            ________________________________

                                            ________________________________




                                            ________________________________
                                            (Print or type other person's
                                            name, address and zip code)


Date:____________________                   Your signature:_________________

                                                (Sign exactly as your name
                                                 appears in this Security)

Signature Guarantee: